UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
QUICKSILVER GAS SERVICES LP
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	56-2639586 (I.R.S. Employer Identification No.)
777 West Rosedale Street
Fort Worth, Texas 76104
(address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Common units representing limited partner interests	NYSE Arca, Inc.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities act registration statement file number to which this form relates: 333-140599
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
INDEX TO EXHIBITS

Item 1. Description of Registrant’s Securities to be Registered.
          A description of the securities to be registered by Quicksilver Gas Services LP, a Delaware limited partnership (the “Registrant”), will be contained in the sections entitled “The Partnership Agreement,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (No. 333-140599), initially filed with the Securities and Exchange Commission on February 12, 2007. Such prospectus, in the form in which it is so filed, is incorporated herein by reference.
Item 2. Exhibits.
          The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-140599), initially filed with the Securities and Exchange Commission on February 12, 2007 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on February 12, 2007 (Registration No. 333-140599)).

3.	Form of First Amended and Restated Limited Partnership Agreement of the Registrant (incorporated herein by reference to Exhibit 3.2 as Appendix A to Amendment No. 4 to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on July 25, 2007 (Registration No. 333-140599)).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on July 17, 2007 (Registration No. 333-140599)).

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: July 31, 2007

QUICKSILVER GAS SERVICES LP
By:	Quicksilver Gas Services GP LLC,
its general partner

By:	/s/ Thomas F. Darden
	Name:	Thomas F. Darden
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-140599), initially filed with the Securities and Exchange Commission on February 12, 2007 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on February 12, 2007 (Registration No. 333-140599)).

3.	Form of First Amended and Restated Limited Partnership Agreement of the Registrant (incorporated herein by reference to Exhibit 3.2 as Appendix A to Amendment No. 4 to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on July 25, 2007 (Registration No. 333-140599)).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on July 17, 2007 (Registration No. 333-140599)).